EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John R. Valaas, Chief Executive Officer, and Kari A. Stenslie, Principal Financial Officer, of First Mutual Bancshares,  Inc. (the "Company"), each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.
the Form 10-Q of the Company for the quarterly period ended September 30, 2007 (the "Form 10-Q"), fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 8, 2007

By /s/  John R. Valaas
 John R. Valaas
 President and
 Chief Executive Officer

By /s/  Kari A. Stenslie
 Kari A. Stenslie
 Senior Vice President/Controller
 (Principal Financial Officer)